EXHIBIT 4.1
Company number
152298

                         THE COMPANIES ACTS 1908 TO 1917


                                       AND


                             THE COMPANIES ACT 1985



                       A PUBLIC COMPANY LIMITED BY SHARES




                            MEMORANDUM OF ASSOCIATION


                                       OF


                            UNITED BUSINESS MEDIA plc


1.      (1)The name of the Company is "United Business Media plc".

2.      The Company is to be a public company.

3.      The registered office of the Company will be situate in England.

4.      (2)The objects for which the Company is established are:

        (1) To be the holding company of companies carrying on or engaged in, or about to carry on or engage in, or formed for the purpose of carrying on or engaging in, any businesses or transactions whether or not being businesses or transactions which the Company is authorised to carry on or engage in, and for that purpose to acquire (whether by purchase, subscription or otherwise), hold, deal in and dispose of shares, stocks, debentures and other securities of any such companies and to promote, organise, incorporate, float, re-organise, finance and to aid and assist financially or otherwise any such companies.



----------
1 The Company was incorporated under the name "United Newspapers (1918) Limited", changed its name to "United Newspapers Limited" on 10th April, 1989 and to "United News & Media plc" on 1st June, 1995 and adopted its present name on 15th December, 2000.

2 By special resolution passed on 17th May, 1988 paragraphs (1) to (37) inclusive and the declaration in this clause were substituted for the then existing paragraphs (1) to (43) inclusive and the declaration.



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                                       2



        (2) To co-ordinate and manage the group (hereinafter called the "Group") consisting of the Company, its subsidiary companies, any holding company of the Company, any subsidiary of any such holding company, and any other company in which the Company is for the time being directly or indirectly interested, and to exercise all the rights and powers (if any) of the Company over or in relation to any such companies; and in this clause any reference to the Company's advantage or to the Company's interests shall be construed as a reference to the advantage or to the interests, as the case may be, of any of (i) the Group as a whole, and (ii) one or more of the companies for the time being comprising the Group.

        (3) To make or do or assist in making or doing such arrangements and things as may be considered desirable with a view to causing any of the businesses of any of the companies for the time being comprising the Group to be carried on economically and profitably and to promote the success or best interests of any such companies, by mutual assistance and by co-operation with one another or by any other means.

        (4) To employ the funds of the Company in the development and expansion of all or any of the businesses of any of the companies for the time being comprising the Group and of any other company, whether now existing or hereafter to be formed, engaged in any business like to, or ancillary to, or which can conveniently be carried on in connection with any of those of any of the companies for the time being comprising the Group.

        (5) To act as managers, secretaries, directors, registrars or transfer or other agents of or for any company, whether or not for the time being comprised in the Group and to take part in the formation, management, supervision or control of the business or operations of any such company, and to provide transport, managerial, executive, supervisory, consultant, advisory, technical, secretarial, administrative, accounting and other supplies, staff or services (including the provision of office, factory, plant or other accommodation), to engage, employ and remunerate staff, to institute, manage and operate superannuation, insurance and other schemes and generally to perform any services or undertake any duties to or on behalf of or in other manner to assist any such company and either without remuneration or on such terms as to remuneration as may be agreed.

        (6) To carry on in all their facets the trades or businesses of proprietors of newspapers, magazines and other periodicals, publishers, printers, photographers, journalists, book binders, book and print sellers, literary agents and newsagents, advertising agents, ink manufacturers, stationers, papermakers and paper merchants.

        (7) To carry on in all their facets the trades or businesses of collectors, disseminators and distributors by whatsoever means of news, knowledge, information and entertainment by all and every means including radio, television, satellite, cable, facsimile and telecommunication transmission systems and by all processes, inventions and apparatus for recording or reproducing printed or legible material, speech and other sounds or light, and of literary, scientific and political propagandists, lecturers, caterers for public instruction, education, pastime, entertainment and amusement of every description, and of proprietors and managers of libraries, clubs, halls, lecture, concert and other rooms, theatres, cinemas and places of meeting, discussion, amusement or entertainment.

        (8) To carry on the business of the provision of computer and information systems offering computerised accounting, financial systems and information services and of



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                                       3



               directors, designers, manufacturers and dealers in connection with the provision, installation and maintenance thereof and as advisers in connection therewith.

        (9) To apply for, obtain and hold, and to negotiate with or enter into any contracts, or other arrangements with any government, authority, power or company for the grant or transfer to or acquisition by the Company or any other company in which the Company may be or become interested, or may form or register, of, any leases, licences, options, pre-emptions, permits, concessions or other rights or authorisations for or relating to the exploration, exploitation, development, acquisition, or working of any lands, whether within the United Kingdom or its territorial waters or its continental shelf or within the Continent of Europe or its territorial waters or its continental shelf or elsewhere in the world, and whether on land, or under inland water or sea, for the purpose of the production and exploitation of petroleum, any other mineral oils, natural gas, asphalt, ozokerite and solid, liquid and gaseous hydrocarbons of every description and their products and chemical of every description and metals, coal, oils, fuels, ores and mineral and vegetable substances and materials of every description.

        (10) Generally to acquire, develop, work, dispose of and deal in the resources of any lands, territories, estates or properties in any part of the world and in particular to drill for, search for, win, get, mine for, obtain, produce, exploit, develop, store, manufacture, render suitable for market or trade, smelt, calcine, refine, handle, carry away and sell petroleum and other mineral oils, natural gas, asphalt, ozokerite and solid, liquid and gaseous hydrocarbons of every description and their products and chemicals of every description and metals, coal, oils, fuels, ores and mineral and vegetable substances and materials of every description.

        (11) With a view to the objects referred to in paragraphs (9) and (10) of this clause, to finance, organise, employ, equip and despatch expeditions, commissions, engineering, mining, geological and other experts and agents, and to prepare or cause to be prepared or assist in or subscribe towards the preparation of any plans, examinations, surveys, reports and specifications of any kind and nature whatsoever.

        (12) To carry on the business of farming in all its facets and to acquire, produce by cultivation, manufacture, treat, deal in or otherwise turn to account any mineral, vegetable or animal products.

        (13) To carry on all or any of the businesses of importers and exporters including the provision of agency services to others in connection with the import or export of goods and merchandise of every description.

        (14) To establish competitions in respect of contributions or information suitable for insertion in any publications of the Company or any member of the Group or otherwise, or for any of the purposes of the Company or such member, and to offer and grant prizes, rewards and premiums of such character and on such terms as may seem expedient.

        (15) To carry on any other business of any nature whatsoever which may seem to the directors to be capable of being advantageously carried on by way of extension of, in connection with, or as ancillary to any of the businesses of the Company, or to be calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable or more profitable any of the property or rights of the Company, or to be likely to be to the Company's advantage.



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                                       4



        (16) To purchase, take on lease or in exchange, hire or otherwise acquire and hold, any real or personal property or any interest in any such property, and to improve, manage, develop, grant rights or privileges in respect of or otherwise turn the same to the Company's advantage.

        (17) To build, construct, equip, maintain, alter, enlarge, pull down, remove or replace any buildings, works, plant and machinery and all other works and conveniences which may seem to the directors necessary or convenient for the business of the Company or likely to be to the Company's advantage and to work, manage and control the same or to join with any person or company in doing any of the above.

        (18) To apply for, purchase or otherwise acquire and protect, prolong and renew any patents, licences and the like, conferring any exclusive or non-exclusive or limited right of user or any secret or other information as to any invention which in the opinion of the directors may be likely to be to the Company's advantage and to use, develop, manufacture under or grant licences in respect of, or otherwise turn to account and expend money in experimenting upon and testing and in improving or seeking to improve any rights and information so acquired or proposed to be acquired.

        (19) In any manner to invest and deal with the monies of the Company not immediately required.

        (20) To lend and advance money or give credit to such persons or companies and on such terms as may seem to the directors to be expedient, and in particular to customers and others having dealings with the Company and to receive money on deposit or loan from and give guarantees or become surety for any persons or companies.

        (21) To borrow or raise money in such manner and upon such terms and on such security as may seem to the directors to be expedient and in particular by the issue or deposit of debentures or debenture stock and to secure the repayment of any money borrowed, raised or owing by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital, and also by a similar mortgage, charge or lien to secure and guarantee the performance by the Company or any other person or company of any contracts, engagements, liabilities or obligations undertaken by the Company or any other person or company as the case may be and generally to give guarantees and indemnities and give security therefor either with or without the Company receiving any consideration or advantage therefrom.

        (22) To draw, make, accept, indorse, negotiate, execute and issue scrip and other negotiable or transferable instruments and to discount, buy, sell and deal in bills, notes, warrants, coupons and other negotiable or transferable securities or documents.

        (23) To pay for any rights or property acquired by the Company, and to remunerate any person or company rendering services to the Company in any manner and to pay all or any of the preliminary expenses of the Company and of any company formed or promoted by the Company, in every case whether by cash payment or by the allotment of shares, debentures or other securities of the Company credited as paid up in full or in part or otherwise.



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                                       5



        (24) To subscribe or guarantee money for any national, charitable, benevolent, educational or social object, or for any exhibition or for any public, general or useful object which the directors may think desirable or to the Company's advantage.

        (25) To establish and support, or to aid in the establishment and support of, any society, club, institution, organisation or scheme which in the opinion of the directors may further the Company's interests or may benefit any persons who are or have been officers or employees (i) of the Company, (ii) of any company which is the Company's holding company or a subsidiary of the Company or of any such holding company, or (iii) of any other company, or wives, husbands, widows, widowers, children or step-children under the age of 18 years and other relatives and dependants of such persons, or may be connected with any town or place where any company within the Group carries on business and to establish and support profit sharing or share purchase schemes for the benefit of any such persons and so far as the law allows to lend money to any such persons or to trustees on their behalf to enable any such purchase schemes to be established or maintained.

        (26) To grant bonuses, gratuities, pensions, superannuation or other allowances or benefits or charitable aid to any persons who are or have been officers or employees (i) of the Company, (ii) of any company which is the Company's holding company or a subsidiary of the Company or of any such holding company, or
               (iii) of any other company, and to the wives, husbands, widows, widowers, children or step-children under the age of 18 years and other relatives and dependants of such persons, and to make payments towards insurance and to establish and support superannuation and other funds or schemes for the benefit of any such persons and of their wives, husbands, widows, widowers, children or step-children under the age of 18 years and other relatives and dependants.

        (27) To compensate for loss of office any directors or any officers of the Company and to make payments to any persons whose office, employment or duties may be terminated by virtue of a transaction in which the Company is engaged.

        (28) To apply for, promote or obtain any provisional order, Act of Parliament or licences of the Department of Trade or other authority or body for enabling the Company to carry any of its objects into effect or to advance its interests or for effecting a modification of the Company's constitution or for any other purpose which may seem to the directors to be expedient, and to oppose any proceedings or applications which seem calculated, directly or indirectly, to prejudice the Company's interests.

        (29) To enter into any arrangement with any government or other public body or authority, supreme, municipal, local or otherwise, or any company or person and to obtain from any such government, public body, authority, company or person all charters, contracts, decrees, rights, concessions and privileges which may seem to the directors to be conducive to the Company's purposes or any of them or likely to be to the Company's advantage and to carry out, exercise and comply with any such charters, contracts, decrees, rights, concessions and privileges.

        (30) To purchase or otherwise acquire and undertake all or any part of the business, property, assets, liabilities and transactions of any person or company carrying on or engaged in or about to carry on or engage in any business which the Company is authorised to carry on or engage in or which may seem likely to be to the Company's advantage.



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                                       6



        (31) To amalgamate or enter into partnership, or into any arrangement for sharing profits, union of interest, co-operation, participation, joint adventure or reciprocal concession, with any person or company carrying on or engaged in, or about to carry on or engage in, any business or transaction which the Company is authorised to carry on or engage in, or which may seem likely to be to the Company's advantage.

        (32) To promote, finance or assist any other company for the purpose of acquiring all or any part of the property, rights and liabilities of the Company or for any other purpose which may seem to the directors to be likely to be to the Company's advantage.

        (33) To subscribe for, take, purchase or otherwise acquire and hold shares or other interest in or securities of any company carrying on any business capable of being conducted so as directly or indirectly to benefit this company.

        (34) To sell or otherwise dispose of the undertaking, assets or services of the Company or any part thereof for such consideration as the directors may think fit, and in particular for shares (whether fully or partly paid), stock, debentures or other securities of any other company and to hold and retain, or sell, mortgage and deal with any such shares, stock, debentures or other securities so received.

        (35) To distribute among the members of the Company in specie or in kind any property of the Company, and in particular any shares, stock, debentures or securities of other companies belonging to the Company or of which the Company may have the power of disposing.

        (36) To do in any part of the world all or any of the things mentioned in this clause and either as principals, agents, trustees, contractors or otherwise, and either alone or in conjunction with others and either by or through agents, trustees, sub-contractors or otherwise.

        (37) To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them or usually carried on in connection therewith.

        AND it is hereby declared that:

        (a) the objects set forth in each of the paragraphs of this clause shall not be restrictively construed, but the widest interpretation shall be given thereto, and they shall not, except where the context expressly so requires, be in any way limited to or restricted by reference to or inference from any other object or objects set forth in this clause or from the terms of any other paragraph of this clause or by the order in which such paragraphs appear or by the name of the Company, but the Company shall have full power to exercise all or any of the powers and to achieve or to endeavour to achieve all or any of the objects conferred by and provided in any one or more of such paragraphs; and

        (b) the word "company" in this clause, except where used in reference to this Company, shall be deemed to include any partnership or other body of persons, whether corporate or unincorporate, and whether domiciled in the United Kingdom or elsewhere and (but without limitation) any company which is a subsidiary or holding company of the Company or a subsidiary of any such holding company or in which the Company is for the time being directly or indirectly interested.



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                                       7



5.      The liability of the members is limited.

6. (3)The capital of the Company is(pound)2,000,000 divided into 2,000,000 shares of(pound)1 each. Any of the said shares for the time being unissued and any new shares from time to time to be created may from time to time be issued as of different classes and/or with any preferential, special, qualified or deferred rights, privileges or conditions attached thereto. Any such rights, privileges or conditions shall be abrogated, abridged, altered, interfered with, affected or otherwise dealt with only in accordance with the provisions of the Articles of Association of the Company for the time being and not otherwise.



--------
3 By virtue of various resolutions the authorised share capital was reorganised and increased and by special resolution passed on 1st March, 1996 the authorised share capital was increased to (pound)165,000,000 divided into 660,000,000 ordinary shares of 25p each and by virtue of a special resolution passed on 6th April, 2001 was reorganised to comprise 486,851,630 ordinary shares of 25 p each, 507,901,885 B Shares of 823/44p each and 5 undesignated shares of 25/44p each.



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                                       8



WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names.

--------------------------------------------------------------------------------

     NAMES, ADDRESSES AND DESCRIPTIONS OF                      Number of Shares
                  SUBSCRIBERS                                   taken by each
                                                                  Subscriber

--------------------------------------------------------------------------------

Henry Dalziel, Bart., M.P.,                                          One
1, Portland Place,
London, W.1.

Howard Spicer, K.B.E.,                                               One
Long Cross House,
Long Cross,
Surrey.

Charles Sykes, K.B.E.,                                               One
Broomfield,
Fixby,
Huddersfield.

--------------------------------------------------------------------------------

DATED the 18th day of December, 1918

WITNESS to the above signatures:

Right Hon. Sir Henry Dalziel, Sir Howard Spicer and Sir Charles Sykes

A. Rhys Roberts,
63 Queen Victoria Street,
London,  E.C.4.
Solicitor.

                 Certificate of Incorporation on Change of Name



                               Company No. 152298


     The Registrar of Companies for England and Wales hereby certifies that

                             United News & Media PLC


                 having by special resolution changed its name,
                     is now incorporated under the name of:

                            United Business Media plc



Given at Companies House, London the 15th December, 2000



                                                  MR N RICHARDS
                                                  For the Registrar of Companies

                 Certificate of Incorporation on Change of Name



                               Company No. 152298


     The Registrar of Companies for England and Wales hereby certifies that

                    United Newspapers Public Limited Company


                 having by special resolution changed its name,
                     is now incorporated under the name of:

                             United News & Media plc



Given at Companies House, London the 1st June, 1995



                                                  Mrs. L. Mills
                                                  For the Registrar of Companies

       Certificate of Incorporation on Re-registration as a Public Company



                               Company No. 152298


                             I hereby certify that:


                    United Newspapers Public Limited Company


               has this day been re-registered under the Companies
                 Acts 1948 to 1980 as a public company, and that
                             the company is limited.


Dated at Cardiff the 25th November, 1981




                                                          Registrar of Companies

No.  152298

                          Certificate of Change of Name



                             I hereby certify that:


                        United Newspapers (1918) Limited


          having, with the sanction of a Special Resolution of the said
              Company, and with the approval of the BOARD OF TRADE,
                         changed its name, is now called


                            United Newspapers Limited


          and I have entered such new name on the Register accordingly.

Given under my hand at London, this tenth day of April
One Thousand Nine Hundred and Twenty-Nine.



                                              Registrar of Joint Stock Companies

No.  152298

                          Certificate of Incorporation



                             I hereby certify that:

                        United Newspapers (1918) Limited


                       is this day incorporated under the
                      Companies Act 1908 to 1917, and that
                             the Company is Limited.


Given under my hand at London, this eighteenth day of December
One Thousand Nine Hundred and Eighteen.



                                              Registrar of Joint Stock Companies

                         THE COMPANIES ACTS 1908 TO 1917


                                       AND


                             THE COMPANIES ACT 1985



                       A PUBLIC COMPANY LIMITED BY SHARES




                                   MEMORANDUM

                                       AND


                                       NEW

                             ARTICLES OF ASSOCIATION

                                       OF

                            UNITED BUSINESS MEDIA plc
               (INCORPORATING ALL AMENDMENTS TO 23rd APRIL, 2001)

                       INCORPORATED ON 18TH DECEMBER, 1918

                                   NO. 152298










                                  ALLEN & OVERY
                                     LONDON